UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2025, Embassy Bancorp, Inc. (the “Company” or “Embassy”) issued a press release announcing the promotion of Jeffrey C. Skumin, 49, to Chief Financial Officer of the Company and its subsidiary, Embassy Bank For the Lehigh Valley (the “Bank”), effective December 31, 2025. Mr. Skumin, who joined Embassy in March 2020, has been serving as Embassy’s Executive Vice President of Finance. In his new role, Mr. Skumin will continue to oversee Embassy’s finance department and play a key role in guiding the organization’s financial strategy and growth.

There are no family relationships between Mr. Skumin and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings pursuant to which Mr. Skumin was appointed as an officer of the Company. Mr. Skumin is not a party to any related party transaction reportable under Item 404(a) of Regulation S-K and has not entered into any material plan, contract or arrangement in connection with his appointment as the Company’s Chief Financial Officer.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No. Description

99.1 Press Release issued December 5, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: December 5, 2025	By:	/s/ Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	First Executive Officer,
Chief Operating and Financial Officer